UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant To Section 13 or 15(d)
Of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 3, 2025
URBAN ONE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-25969	52-1166660
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1010 Wayne Avenue
14th Floor
Silver Spring, Maryland 20910
(301) 429-3200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 Par Value	UONE	NASDAQ Stock Market
Class D Common Stock, $0.001 Par Value	UONEK	NASDAQ Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 under the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Supplemental Indenture for Existing Notes

On December 3, 2025, Urban One, Inc. (the “Issuer”) entered into a supplemental indenture (the “Supplemental Indenture”), by and between the Issuer and Wilmington Trust, National Association, as trustee and collateral agent for the Issuer’s existing 7.375% senior secured notes due 2028 (the “Existing Notes”), which amends the provisions of the indenture, dated February 2, 2021, by and among the Issuer, the guarantors thereto and Wilmington Trust, National Association, as the trustee and the collateral agent. The Supplemental Indenture will become operative only upon the consummation of the previously announced exchange offer and consent solicitation of the Issuer’s Existing Notes.

The foregoing description is qualified by the full text of the Supplemental Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference.
Item 9.01.     Financial Statements and Exhibits.
(d)  Exhibits.

Exhibit Number	Description
4.1
Supplemental Indenture, dated as of December 3, 2025, by and between the Issuer and Wilmington Trust, National Association, as trustee and collateral agent, relating to the 7.375% senior secured notes due 2028.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN ONE, INC.

/s/ Peter D. Thompson
December 8, 2025	Peter D. Thompson
Executive Vice President and Chief Financial Officer